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                                 MOTOROLA, INC.                       EXHIBIT 21
                          LISTING OF MAJOR SUBSIDIARIES
                                   12/31/2001



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
MOTOROLA DO BRASIL LTDA.                                 Brazil
MOTOROLA INDUSTRIAL LTDA.                                Brazil
MOTOROLA CANADA LIMITED                                  Canada
MOTOROLA (CHINA) ELECTRONICS LTD.                        China
MOTOROLA (CHINA) INVESTMENT LTD.                         China
C-PORT CORPORATION                                       Delaware
GENERAL INSTRUMENT CORPORATION                           Delaware
MOTOROLA CREDIT COPORATION                               Delaware
NEXT LEVEL COMMUNICATIONS, INC.                          Delaware
MOTOROLA LIMITED                                         England
MOTOROLA SEMICONDUCTEURS S.A.                            France
MOTOROLA G.M.B.H.                                        Germany
MOTOROLA ASIA LIMITED                                    Hong Kong
MOTOROLA SEMICONDUCTOR HONG KONG LIMITED                 Hong Kong
MOTOROLA COMMUNICATIONS ISRAEL LIMITED                   Israel
MOTOROLA JAPAN LIMITED                                   Japan
MOTOROLA MALAYSIA SDN. BHD.                              Malaysia
MOTOROLA MALAYSIA SDN. LIMITED                           Malaysia
MOTOROLA ASIA TREASURY PTE. LTD                          Singapore
MOTOROLA ELECTRONICS PTE. LIMITED                        Singapore
MOTOROLA ELECTRONICS TAIWAN, LIMITED                     Taiwan
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